UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: March 29, 2012

GOLDEN GROWERS COOPERATIVE

(Exact name of registrant as specified in its charter)

Minnesota	000-53957	21-1312571
(State or other jurisdiction of Incorporation)	(Commission) File Number)	(I.R.S. Employer Identification No.)

112 ROBERTS STREET SUITE 111
FARGO, ND 58102	(701) 281-0468
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Golden Growers Cooperative (the “Cooperative”) held its annual member meeting on March 29, 2012 during which the only matter put to the members for vote was the election of directors from each of the five geographical districts established by the Cooperative’s Amended and Restated Bylaws.

From the Southwest District, the members located in that district re-elected Bruce Speich as a director.  He received 15 of the 15 votes cast.  His new three-year term begins on March 29, 2012 and expires in March 2015.  Randall Mauch and Chris Johnson will continue as directors for the Southwest District.

From the Northeast District, the members located in that district re-elected Gary Jirak as a director.  He received 11 of the 12 votes cast, with 1 spoiled ballot.  His new three-year term begins on March 29, 2012 and expires in March 2015.  Shaun Beauclair  and Tom Jennen will continue as directors for the Northeast District.

From the Northwest District, the members located in that district re-elected Leslie Nesvig as a director.  He received 17 of the 17 votes cast.  His new three-year term begins on March 29, 2012 and expires in March 2015.  Glenn Johnson and Nicolas Pyle will continue as directors for the Northwest District.

From the Southeast District, the members located in that district re-elected Jason Medhaug as a director.  He received 10 of the 10 votes cast.  His new three-year term begins on March 29, 2012 and expires in March 2015.  Byron Koehl and Bernard DeCock will continue as directors for the Southeast District

From the East Central District, the members located in that district re-elected Paul Borgen as a director.  He received 26 of the 26 votes cast.  His new three-year term begins on March 29, 2012 and expires in March 2015.  David Benedict and Mark Harless will continue as directors for the East Central District.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN GROWERS COOPERATIVE

Dated:	March 29, 2012	/s/ Mark C. Dillon
		By:	Mark C. Dillon
		Its:	Executive Vice President and Chief Executive Officer